Exhibit 4.2

NUMBER	SHARES
______C

EDTECHX HOLDINGS ACQUISITION CORP. II

INCORPORATED UNDER THE LAWS OF DELAWARE

CLASS A COMMON STOCK

SEE REVERSE FOR
CERTAIN DEFINITIONS

This Certifies that	CUSIP 28139A 102

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH OF
CLASS A COMMON STOCK OF

EDTECHX HOLDINGS ACQUISITION CORP. II (THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its shares of Class A common stock in connection with an initial business combination or to redeem all of its shares of Class A common stock if it is unable to complete a business combination by __________, 2022 (unless extended pursuant to the Company’s Certificate of Incorporation as in effect at such time), all as more fully described in the Company’s final prospectus dated ________, 2020.
This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

CHAIRMAN	SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act ______________
(State)

Additional abbreviations may also be used though not in the above list.

EdtechX Holdings Acquisition Corp. II

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences, and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s amended and restated certificate of incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issuance of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER(S) OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION

(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,

PURSUANT TO S.E.C. RULE 17Ad-15).

In each case, as more fully described in the Company’s final prospectus dated __________, 2020, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the shares of Class A common stock sold in the Company’s initial public offering and liquidates, (ii) the Company redeems the shares of Class A common stock sold in its initial public offering in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Class A common stock if it does not consummate an initial business combination by ________, 2022, or (iii) if the holder(s) seek(s) to redeem for cash his, her, or its respective shares of Class A common stock or in connection with a tender offer (or proxy solicitation, solely in the even the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account. Notwithstanding the foregoing, except as otherwise agreed to by the Company, a holder of common stock sold in the initial public offering, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act), will be restricted from demanding redemption with respect to more than 15% of such shares of common stock.